                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 9, 2000

                      THE TRAVELERS INSURANCE COMPANY


                      By:   /s/ Paul H. Eddy
                         --------------------------------------------
                         Name:  Paul H. Eddy
                         Title: Assistant Secretary



                      THE TRAVELERS INSURANCE GROUP INC.


                      By:   /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Secretary


                      PFS SERVICES, INC.


                      By:   /s/ Christine Y. Homer
                         --------------------------------------------
                         Name:  Christine Y. Homer
                         Title: Secretary


                      ASSOCIATED MADISON COMPANIES, INC.


                      By:   /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Vice President and
                                Assistant Secretary


                      CITIGROUP INC.


                      By:   /s/ Glenn S. Gray
                         --------------------------------------------
                         Name:  Glenn S. Gray
                         Title: Assistant Secretary